Exhibit 5.01

SILVESTRE LAW GROUP, P.C.

31200 Via Colinas, Suite 200

Westlake Village, CA 91362

(818) 597-7552

Fax (818) 597-7551

January 13, 2015

GenSpera, Inc.

2511 N. Loop 1604 W, Suite 204

San Antonio, TX 78258

Ladies and Gentlemen:

This opinion is furnished to you pursuant to the Post-Effective amendment No. 1 (“Amendment”) to the registration statement on Form S-1 (File No. 333-194687) declared effective on May 23, 2014, (the “Registration Statement”), filed by GenSpera, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was used in connection with a registered offering of the Company’s securities which closed on June 3, 2014 (the “Offering”). This Amendment relates to warrants and the sale of the shares of common stock of the Company (“Common Stock”) underlying the warrants to the holders upon exercise of the following:: (i) 2,081,983 Series A warrants (the “Series A Warrants”) to purchase one share of Common Stock, (ii) 4,163,961 Series B Warrants (the “Series B Warrants”) to purchase one share of Common Stock, (iii) 4,163,961 Series C Warrants (the “Series C Warrants”) to purchase one share of Common Stock (collectively, the Series A, B and C Warrants are referred to as “Investor Warrants”), and (iv) 326,817 warrants issued to H.C. Wainwright & Co., LLC as compensation for its services as placement agent in the Offering, (the “HCW Warrants,” and together with the Investor Warrants, the “Warrants”). The shares of Common Stock to be issued by the Company upon the exercise of the Warrants are hereinafter collectively referred to as the “Warrant Shares.” In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, both as currently in effect; the minutes of all pertinent meetings and written consents of the directors of the Company relating to the Amendment, the Registration Statement, and such other transaction documents related to the Offering as contained in the Amendment No. 2 to Form S-1 filed on May 22, 2014.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the Warrants, are duly authorized, validly issued and represent binding obligations of the Company pursuant to the laws of the State of Delaware; and (ii) the Warrant Shares, when issued and delivered by the Company against payment therefor as contemplated by the Warrants, will be duly authorized and validly issued, fully paid and non-assessable.

SILVESTRE LAW GROUP, P.C.

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon statutes, rules, regulations and judicial decisions existing on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or legal or factual developments after the date hereof which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Amendment in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of this Firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Silvestre Law Group, P.C.

Silvestre Law Group, P.C.

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